Exhibit 13

TIMEPLAST

Reserve Shares

Thank You Timeplast Investors

Our latest investment round is now closed. To find out about new opportunities to invest and to get updates on our growth, just join the waitlist below.

Reserve Shares

images and videos used are in the prototype phase. Timeplast is not currently available on the market

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Reserve Shares

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This website contains forward-looking statements. These statements may include the words “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “project”, “will”, “may”, “targeting” and similar expressions as well as statements other than statements of historical facts including, without limitation, those regarding the financial position, business strategy, plans, targets and objectives of the management of Timeplast (the “Company”) for future operations (including development plans and objectives). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may affect the Company’s ability to implement and achieve the economic and monetary policies, budgetary plans, fiscal guidelines and other development benchmarks set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Company’s present and future policies and plans and the environment in which the Company will operate in the future. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this presentation. The forward-looking statements in this website speak only as of the date of the Company’s accompanying Form C, and the Company expressly disclaims to the fullest extent permitted by law any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

The company is “testing the waters” under Regulation A+. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under Regulation A. it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the company does go ahead with an offering, it will only be able to make sales after it has filed an Offering Statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the Offering Statement. The information in that Offering Statement will be more complete than the information the company is providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

Subject: Confirmation: Shares Reserved

Preview: Our Reg CF round is now closed. You’ll be the first to hear what’s next.

Heading: You’re on the List!

Hi [name],

Thank you for your interest in Timeplast.

We’re excited to share that our recent Reg CF raise was a tremendous success. In fact, the round was oversubscribed, and we couldn’t be more grateful for the support from thousands of investors.

While the round is now closed, your indication of interest puts you on our priority list for future updates, opportunities, and company news. That also means, in the event that we open another investment opportunity, you’ll be first to know.

We’re building something big.

With many hundreds of paying customers, a new subscription program, and two incredible new sectors of our business opening, the Molecular Replicator and the Pabyss, we’re more excited about the future of Timeplast than we have ever been!

It’s a joy to have you on this journey.

If you have any questions in the meantime, feel free to reply to this email—we’re happy to help.

Thanks again,

Timeplast